Rogers Corporation Reports Third Quarter 2020 Results

Strategic Market Growth and Operational Execution Drives Strong Financial Results

Chandler, Arizona, October 29, 2020: Rogers Corporation (NYSE:ROG) today announced financial results for the third quarter of 2020.

“We are encouraged by the growth we saw in many of our strategic markets as well as our strong operational performance, which resulted in revenue and gross margin that exceeded the top end of our guidance expectations,” stated Bruce D. Hoechner, Rogers' President and CEO. “Q3 sales were driven by strength in the EV/HEV, ADAS, portable electronics and defense markets. For the fourth quarter we expect continued strength in these strategic markets, although visibility to a broader market recovery remains less clear. We continue to accelerate our efforts to capitalize on the substantial opportunities in Advanced Mobility markets, while also focusing on growth opportunities across our strong and diversified market portfolio.”

Q3 2020 Financial Overview

GAAP Results	Q3 2020	Q2 2020	Q3 2019
Net Sales ($M)	$201.9	$191.2	$221.8
Gross Margin	37.4%	36.6%	35.6%
Operating Margin	4.4%	11.0%	13.5%
Net Income ($M)	$7.0	$14.5	$23.4
Earnings Per Share	$0.37	$0.78	$1.25

Non-GAAP Results[1]	Q3 2020	Q2 2020	Q3 2019
Adjusted Operating Margin	17.3%	15.4%	16.3%
Adjusted Net Income ($M)	$27.1	$21.1	$28.2
Adjusted Earnings Per Share	$1.45	$1.13	$1.51
Adjusted EBITDA ($M)	$47.9	$42.5	$47.4
Adjusted EBITDA Margin	23.7%	22.2%	21.4%

Net Sales by Operating Segment (dollars in millions)	Q3 2020	Q2 2020	Q3 2019
Advanced Connectivity Solutions (ACS)	$63.7	$70.9	$79.0
Elastomeric Material Solutions (EMS)	$86.4	$71.6	$94.9
Power Electronic Solutions (PES)	$47.9	$45.2	$43.1
Other	$3.9	$3.4	$4.8

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

Q3 2020 Summary of Results

Net sales of $201.9 million increased 5.6% versus the prior quarter. EMS and PES segment sales increased sequentially and were partially offset by lower ACS sales. EMS net sales increased in the portable electronics and EV/HEV battery markets, partially offset by a decline in mass transit market sales. EMS general industrial sales were approximately flat sequentially. PES net sales increased in the EV/HEV and renewable energy markets, partially offset by a decline in the industrial power and mass transit markets. ACS net sales decreased in the wireless infrastructure market, partially offset by higher ADAS sales and strong defense market demand. Currency exchange rates favorably impacted total company net sales in the third quarter of 2020 by $2.7 million compared to prior quarter net sales.

Gross margin was 37.4%, compared to 36.6% in the prior quarter. The increase in gross margin was due to higher volumes, favorable mix and operational cost savings.

Selling, general and administrative expenses increased by $8.5 million sequentially to $50.2 million, primarily due to higher accelerated intangible amortization expense. In line with the Company's expectations, $11.7 million of accelerated intangible amortization expense was incurred related to the DSP business in the third quarter. This compared to $3.9 million of accelerated expense in the prior quarter. An additional $11.7 million of accelerated amortization expense is expected to be recognized in the fourth quarter of 2020.

Restructuring and impairment charges of $9.4 million were recognized in the third quarter related to manufacturing footprint optimization plans involving certain Europe and Asia locations. These changes are planned to better align capacity with end market demand, improve factory utilization and increase cost competitiveness. Additional restructuring charges of between $2.5 and $4.5 million are expected in the fourth quarter of 2020.

GAAP operating margin of 4.4% decreased by approximately 660 basis points sequentially due to incremental accelerated intangible amortization expense of $7.8 million and restructuring related charges of $9.4 million, partially offset by improved gross margin. Adjusted operating margin of 17.3% increased by approximately 190 basis points versus the prior quarter, primarily as a result of improved gross margin.

GAAP earnings per share were $0.37, compared to earnings per share of $0.78 in the second quarter of 2020. The decrease in GAAP earnings resulted from higher restructuring related expenses and an increase in accelerated intangible amortization, partially offset by higher gross margin and lower tax expense. On an adjusted basis, earnings were $1.45 per diluted share compared to adjusted earnings of $1.13 per diluted share in the prior quarter. The increase in adjusted earnings resulted from the improved gross margin and lower tax expense.

Ending cash and cash equivalents was $186.1 million, a decrease of $112.6 million versus the prior quarter. The Company generated strong free cash flow of $47.9 million in the third quarter of 2020. Net cash provided by operating activities of $58.7 million was offset by $163.0 million of principal payments made on the outstanding borrowings under the Company’s revolving credit facility and capital expenditures of $10.8 million. At the end of the third quarter of 2020, cash exceeded borrowings by $126.1 million.

Financial Outlook

Q4 2020
Net Sales ($M)	$195 to $210
Gross Margin	37.0% to 38.0%
Earnings Per Share[1]	$0.50 to $0.70
Non-GAAP Earnings Per Share[2]	$1.30 to $1.50

2020
Effective Tax Rate	23% to 24%
Capital Expenditures ($M)	$40 to $45

1 -Includes an expected $11.7 million of accelerated intangible amortization expense associated with the DSP business
2- A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect, and connect our world. With more than 180 years of materials science experience, Rogers delivers high-performance solutions that enable the company’s growth drivers -- advanced connectivity and advanced mobility applications, as well as other technologies where reliability is critical. Rogers delivers Power Electronics Solutions for energy-efficient motor drives, e-Mobility and renewable energy; Elastomeric Material Solutions for sealing, vibration management and impact protection in mobile devices, transportation interiors, industrial equipment and performance apparel; and Advanced Connectivity Solutions for wireless infrastructure, automotive safety and radar systems. Headquartered in Arizona (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary, and South Korea, with joint ventures and sales offices worldwide.

Safe Harbor Statement
This release contains forward-looking statements, which concern our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks and uncertainties that could cause such results to differ include: the duration and impacts of the novel coronavirus global pandemic and efforts to contain its transmission, including the effect of these factors on our business, suppliers, customers, end users and economic conditions generally; failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, including advanced mobility and advanced connectivity, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the United States (U.S.) and abroad, particularly in China, South Korea, Germany, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations and the imposition of tariffs and other trade restrictions, including trade restrictions on Huawei Technologies Co., Ltd.; fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which our products are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; intense global competition affecting both our existing products and products currently under development; business interruptions due to catastrophes or other similar events, such as natural disasters, war, terrorism or public health crises; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Conference call and additional information

A conference call to discuss the results for the third quarter of 2020 will take place today, Thursday, October 29, 2020 at 5pm ET.

A live webcast of the event and the accompanying presentation can be accessed on the Rogers Corporation website at https://www.rogerscorp.com/investors.

To participate, please dial:

1-800-574-8929     Toll-free in the United States
1-973-935-8524     Internationally
The passcode for the live teleconference is 9474445.

If you are unable to attend, a conference call playback will be available from October 29, 2020 at approximately 8 pm ET through November 13, 2020 at 11:59 pm ET, by dialing 1-855-859-2056 from the United States, and 1-404-537-3406 from outside of the US, each with passcode 9474445.

Additionally, the archived webcast will be available on the Rogers website at approximately 8 pm ET October 30, 2020.

Additional information
Please contact the Company directly via email or visit the Rogers website.

Investor contact:
Steve Haymore
Phone: 480-917-6026
Email: stephen.haymore@rogerscorporation.com

Website address: http://www.rogerscorp.com

(Financial statements follow)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net sales	$201,944	$221,842	$591,911	$704,492
Cost of sales	126,426	142,975	380,794	454,403
Gross margin	75,518	78,867	211,117	250,089

Selling, general and administrative expenses	50,230	40,448	132,254	127,349
Research and development expenses	7,085	7,830	22,185	23,282
Restructuring and impairment charges	9,413	580	9,413	2,485
Other operating (income) expense, net	(4)	124	(96)	1,075
Operating income	8,794	29,885	47,361	95,898

Equity income in unconsolidated joint ventures	937	1,498	3,177	4,077
Pension settlement charges	—	—	(55)	—
Other income (expense), net	1,446	(918)	1,294	(915)
Interest expense, net	(3,553)	(1,747)	(6,539)	(5,723)
Income before income tax expense	7,624	28,718	45,238	93,337
Income tax expense	618	5,331	10,453	17,258
Net income	$7,006	$23,387	$34,785	$76,079

Basic earnings per share	$0.37	$1.26	$1.86	$4.10

Diluted earnings per share	$0.37	$1.25	$1.86	$4.07

Shares used in computing:
Basic earnings per share	18,688	18,581	18,678	18,569
Diluted earnings per share	18,713	18,724	18,695	18,715

Condensed Consolidated Statements of Financial Position (Unaudited)

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PAR VALUE)	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$186,123	$166,849
Accounts receivable, less allowance for doubtful accounts of $1,366 and $1,691	138,611	122,285
Contract assets	22,061	22,455
Inventories	109,733	132,859
Prepaid income taxes	3,406	4,524
Asbestos-related insurance receivables, current portion	4,292	4,292
Other current assets	10,217	10,838
Total current assets	474,443	464,102
Property, plant and equipment, net of accumulated depreciation of $370,164 and $341,119	266,104	260,246
Investments in unconsolidated joint ventures	12,755	16,461
Deferred income taxes	26,907	17,117
Goodwill	265,781	262,930
Other intangible assets, net of amortization	132,818	158,947
Pension assets	4,337	12,790
Asbestos-related insurance receivables, non-current portion	74,024	74,024
Other long-term assets	14,871	6,564
Total assets	$1,272,040	$1,273,181
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$35,886	$33,019
Accrued employee benefits and compensation	35,991	29,678
Accrued income taxes payable	6,235	10,649
Asbestos-related liabilities, current portion	5,007	5,007
Other accrued liabilities	23,237	21,872
Total current liabilities	106,356	100,225
Borrowings under revolving credit facility	60,000	123,000
Pension and other postretirement benefits liabilities	1,654	1,567
Asbestos-related liabilities, non-current portion	80,540	80,873
Non-current income tax	15,509	10,423
Deferred income taxes	9,497	9,220
Other long-term liabilities	11,460	13,973
Shareholders’ equity
Capital stock - $1 par value; 50,000 authorized shares; 18,676 and 18,577 shares issued and outstanding	18,676	18,577
Additional paid-in capital	145,010	138,526
Retained earnings	858,487	823,702
Accumulated other comprehensive loss	(35,149)	(46,905)
Total shareholders' equity	987,024	933,900
Total liabilities and shareholders' equity	$1,272,040	$1,273,181

Reconciliation of non-GAAP financial measures to the comparable GAAP measures

Non-GAAP financial measures:

This earnings release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”):

(1) Adjusted net income, which the Company defines as net income excluding amortization of acquisition intangible assets and discrete items, such as acquisition and related integration costs, environmental accrual adjustment, gains or losses on the sale or disposal of property, plant and equipment, pension settlement charges, restructuring, severance, impairment and other related costs, and the related income tax effect on these items (collectively, “discrete items”), and transition services, net;

(2) Adjusted earnings per diluted share, which the Company defines as earnings per diluted share excluding amortization of acquisition intangible assets, discrete items, transition services, net and the impact of including dilutive securities divided by adjusted weighted average shares outstanding - diluted;

(3) Adjusted EBITDA, which the Company defines as net income excluding interest expense, net, income tax expense, depreciation and amortization, stock-based compensation expense, transition services lease income and discrete items;

(4) Adjusted operating margin, which the Company defines as operating margin excluding acquisition-related amortization of intangible assets, discrete items excluding pension settlement charges, and transition services, net;

(5) Free cash flow, which the Company defines as net cash provided by operating activities less non-acquisition capital expenditures.

Management believes adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted operating margin are useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies. Management also believes free cash flow is useful to investors as an additional way of viewing the Company's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly named measures used by other companies. Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

Reconciliation of GAAP net income to adjusted net income:

(amounts in millions)	2020		2019
Net income	Q3	Q2	Q3
GAAP net income	$7.0	$14.5	$23.4

Acquisition and related integration costs	0.1	0.4	0.5
Environmental accrual adjustment	—	(0.2)	—
Loss on sale or disposal of property, plant and equipment	—	0.1	—
Restructuring, severance, impairment and other related costs	10.7	0.6	1.3
Transition services, net	—	—	0.1
Acquisition intangible amortization	15.4	7.5	4.4
Income tax effect of non-GAAP adjustments and intangible amortization	(6.1)	(1.9)	(1.5)
Adjusted net income	$27.1	$21.1	$28.2
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share*:

	2020		2019
Earnings per diluted share	Q3	Q2	Q3
GAAP earnings per diluted share	$0.37	$0.78	$1.25

Acquisition and related integration costs	0.01	0.02	0.02
Environmental accrual adjustment	—	(0.01)	—
Restructuring, severance, impairment and other related costs	0.43	0.02	0.05
Transition services, net	—	—	0.01
Total discrete items	$0.44	$0.04	$0.08

Earnings per diluted share adjusted for discrete items	$0.81	$0.82	$1.33

Acquisition intangible amortization	$0.64	$0.31	$0.18

Adjusted earnings per diluted share	$1.45	$1.13	$1.51
*Values in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted EBITDA*:

	2020		2019
(amounts in millions)	Q3	Q2	Q3
GAAP Net income	$7.0	$14.5	$23.4

Interest expense, net	3.6	1.8	1.8
Income tax expense	0.6	6.4	5.3
Depreciation	7.3	7.4	7.6
Amortization	15.4	7.6	4.4
Stock-based compensation expense	3.3	3.9	3.2
Acquisition and related integration costs	0.1	0.4	0.5
Environmental accrual adjustment	—	(0.2)	—
Loss on sale or disposal of property, plant and equipment	—	0.1	—
Restructuring, severance, impairment and other related costs	10.6	0.6	1.3
Transition services lease income	—	—	(0.1)
Adjusted EBITDA	$47.9	$42.5	$47.4
*Values in table may not add due to rounding.

Reconciliation of GAAP operating margin to adjusted operating margin*:

	2020		2019
Operating margin	Q3	Q2	Q3
GAAP operating margin	4.4%	11.0%	13.5%

Acquisition and related integration costs	0.1%	0.2%	0.2%
Environmental accrual adjustment	—%	(0.1)%	—%
Restructuring, severance, impairment and other related costs	5.3%	0.3%	0.6%
Total discrete items	5.3%	0.5%	0.8%
Operating margin adjusted for discrete items	9.7%	11.5%	14.3%

Acquisition intangible amortization	7.6%	3.9%	2.0%

Adjusted operating margin	17.3%	15.4%	16.3%
*Percentages in table may not add due to rounding.

Reconciliation of net cash provided by operating activities to free cash flow*:

	2020		2019
(amounts in millions)	Q3	Q2	Q3
Net cash provided by operating activities	$58.7	$46.3	$48.2
Non-acquisition capital expenditures	(10.8)	(7.0)	(14.8)
Free cash flow	$47.9	$39.3	$33.4
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share guidance for the 2020 third quarter:

Guidance Q3 2020
GAAP earnings per diluted share	$0.19 - $0.39

Discrete items	$0.08

Acquisition intangible amortization*	$0.63

Adjusted earnings per diluted share	$0.90 - $1.10
*Includes an expected $11.7 million of accelerated intangible amortization expense associated with the DSP business

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share guidance for the 2020 fourth quarter:

Guidance Q4 2020
GAAP earnings per diluted share	$0.50 - $0.70

Discrete items	$0.17

Acquisition intangible amortization*	$0.63

Adjusted earnings per diluted share	$1.30 - $1.50
*Includes an expected $11.7 million of accelerated intangible amortization expense associated with the DSP business

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